THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

MEDBOX, INC.

$1,000,000
2012 Convertible Promissory Note
Zero % Interest

Note Number……………	2012 #: 001
Note Issue Date…………	January 1, 2012
Maturity Date……………	December 31, 2012
Name of Note Holder…..	PVM International, Inc.
Total Amount of Note….	$1,000,000

For value received, Medbox, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to the order of the “Holder” identified above, (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount set forth above, together with interest thereon (the “Note”).

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in the Subscription Agreement or at such other place as the Holder may designate from time to time in writing to the Maker.  The outstanding principal balance of this Note shall be due and payable on the “Maturity Date” set forth above or at such earlier time as provided herein, unless converted prior to the Maturity Date, as described herein.

ARTICLE I
AGREEMENT AND PAYMENTS

Section 1.1                      Agreement.  This Note has been executed and delivered pursuant to an  Agreement among the Maker and Holder.

Section 1.2                      Payment of Interest.  This Note shall bear zero percent (0%) interest.

Section 1.3                      Payment of Principal.  Subject to the conditions set forth in this Section 1.3, commencing on Maturity Date, Maker shall pay an amount to the Holder equal to 100% of the original principal amount of this Note.

(a)           As a condition precedent to the payment of principal on the Maturity Date, Holder shall have caused Maker to earn total revenues, as defined by Generally Accepted Accounting Principles, (“GAAP”), in an amount which equals or exceeds three million dollars ($3,000,000) no later than the Maturity Date (the “Performance Criteria”).

(b)           In the event that the Performance Criteria described in Section 1.3(a) is not satisfied by the Maturity Date, this Note shall automatically convert in its entirety into restricted shares of Maker’s common stock.  Holder shall have the following conversion options in the event of mandatory conversion under this Section 1.3(b):

i.           One million (1,000,000) restricted shares; or

ii.           Conversion in accordance with Section 3.2(a) below.

(c)           In the event that the Performance Criteria described in Section 1.3(a) is satisfied by the Maturity Date, and Maker has insufficient funds (as defined by GAAP) to pay to Holder an amount equal to 100% of the of the original principal amount of this Note, this Note shall remain due and outstanding until such time as Maker has sufficient funds to pay an amount to the Holder equal to 100% of the original principal amount of this Note.  In the event that the Note remains outstanding pursuant to this Section 1.3(c), the Note shall bear simple interest at a rate of ten percent (10%) per annum from the Maturity Date until the date that this Note is paid in full.

Section 1.4                      No Transfer.  This Note may not be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.5                      Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.6                      Security Interest.                                So long as this Note remains due and payable, the Maker hereby grants Holder a security interest in Maker’s assets not to exceed the unpaid principal and interest on the Note.

ARTICLE II
EVENTS OF DEFAULT;  REMEDIES

Section 2.1                      Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Maker shall fail to: make the principal payment on the Maturity Date.

(b) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

(c) the Maker shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note;

(d) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(e) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or

Section 2.2                      Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing for more than 30 days after Maker’s receipt of written notice from Holder, the Holder of this Note may at any time at Holder’s option, (a) declare in writing, the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable.

ARTICLE III
CONVERSION; ANTI-DILUTION; PREPAYMENT

Section 3.1                      Conversion Rate.  At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at such “Conversion Rate” as discussed in this Article III.

Section 3.2                      Conversion Option.  At any time on or after the Issuance Date, at the sole cost of Holder, this Note shall be convertible (in whole or in part), at the option of the Holder into such number of fully paid and non-assessable shares of Maker’s Common Stock as is determined as follows:

(a)           In the event that the Maker receives a Conversion Notice duly executed, to the Maker at the Fax number provided in the Conversion Notice attached hereto as Exhibit A at any time from the Issuance Date until a date which is up to 12 months from the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) a number which is 75% of the average Closing Price for the immediate preceding 10 Trading Days.  The term “Trading Day” means (a) a day on which the Common Stock is traded on the Pink Sheets, OTC Bulletin Board, or (b) if the Common Stock is not traded on the Pink Sheets or OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).  The term “Closing Price” shall mean, on any particular date (i) the last trading price per share of the Common Stock on such date on the Pink Sheets, OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then reported by the Pink Sheets, OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker; or

           (b)           In the event that the Maker receives a Conversion Notice duly executed, to the Maker at the Fax number provided in the Conversion Notice attached hereto as Exhibit A at any time from a date which is after 12 months from the Issuance Date up to a date which is 24 months from the Issuance date, this Note shall be convertible (in whole or in part), at the option of the Holder into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) a number which is 85% of the average Closing Price for the immediate preceding 10 Trading Days; or

(c)           In the event that the Maker receives a Conversion Notice duly executed, to the Maker at the Fax number provided in the Conversion Notice attached hereto as Exhibit A at any time from a date which is after 24 months from the Issuance Date up to the Maturity Date, this Note shall be convertible (in whole or in part), at the option of the Holder into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) a number which is 90% of the average Closing Price for the immediate preceding 10 Trading Days;

Section 3.3.                      Adjustment of Conversion Rate.                                                      The Conversion Rate shall be subject to adjustment from time to time as follows:

(a)           Adjustments for Stock Splits and Combinations.  If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Rate in effect immediately prior to the stock split shall be proportionately decreased.  If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Rate in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section shall be effective at the close of business on the date the stock split or combination occurs.

(b)           Adjustments for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends), or a reorganization, merger, or consolidation, then, and in each event, an appropriate revision to the conversion price shall be made and provisions shall be made (by adjustments of the conversion price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(c)           Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions) or a reclassification, exchange or substitution of shares, or a merger or consolidation of the Maker with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national exchange or the Pink Sheets or OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its common stock is not listed or quoted on a national exchange or the Pink Sheets or OTC Bulletin Board, the Holder shall have the right to demand prepayment of this Note.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(d)           Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the conversion price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this section, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable conversion price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(e)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall round up to the next share.

(f)           Reservation of Common Stock.  The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon.

ARTICLE IV
MISCELLANEOUS

Section 4.1                      Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery, telecopy or facsimile at the address or number designated in the Subscription Agreement.

Section 4.2                      Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3                      Consent to Jurisdiction.  Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of California in the County of Riverside California, for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

Section 4.4                      Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.5                      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.6                      Binding Effect.   The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7                      Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.8                      Compliance with Securities Laws.  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note.  This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 4.9                      Parties in Interest.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 4.10                      No Rights as Shareholder.  Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

Section 4.11                      Accredited Investors Only.                                           Holder understands and agrees that this Note may only be held by “Accredited Investors” as such term is defined by Rule 501 of Regulation D of the Securities Act of 1933.  Holder represents and warrants that Holder is an Accredited Investor and has such knowledge, skill and experience in business, financial and investment matters that Holder is capable of evaluating the merits and risks of an investment in the Note. To the extent necessary, Holder has retained, at the expense of Holder, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the purchase and ownership of the Note.

“Maker” MEDBOX, INC. /S/ Leila Guieb _______________________________________________ By: Leila Guieb Its: Treasurer	“Holder” PVM INTERNATIONAL, INC. /S/ Vincent Mehdizadeh ________________________________________________ By: Vincent Mehdizadeh Its: CEO

Convertible Promissory Note
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EXHIBIT A

FORM OF NOTICE OF CONVERSION
(To be Executed by the Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ____________________
of the principal amount of undersigned’s 2012 Convertible Note into restricted shares of Common Stock of Medbox, Inc. (the “Maker”) according to the conditions of the 2012 Convertible Note, as of the date written below.

Date of Conversion:

Applicable Conversion Price:

Signature:                      ___________________________________________________________

Print Name:                      ___________________________________________________________

Tax ID / SSN:  _________________________________________________________

Phone Number:                                _____________________________________________________

Address:                      ___________________________________________________________

___________________________________________________________

Convertible Promissory Note
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